Exhibit 10.10(a)
June 1, 2010
SandRidge Capital L.P.
1300 Post Oak Blvd., Suite 325
Houston, Texas 77056

Attention: Mr. Andrew M. Rowe
     Re: Management Agreement Renewal
Dear Mr. Rowe:
We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2011 and all other provisions of the Management Agreement will remain unchanged.
•	Bristol Energy Fund L.P.

•	CMF SandRidge Master Fund L.P.

•	Bohdan Mysko

•	CMF SandRidge Feeder (Cayman) Ltd.

•	UDC International

•	Energy Advisors Portfolio L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,

CERES MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

SANDRIDGE CAPITAL, L.P.
By:	/s/ Andrew M. Rowe
	Print Name:	Andrew M. Rowe

JM/sr